EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2019 Results

Significant Margin Expansion in EU & NA Fenestration Segments
Above Market Growth Continues in EU & NA Fenestration Segments
Repaid $32.5 Million of Bank Debt

HOUSTON, Sept. 05, 2019 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2019.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “We continue to benefit from the successful implementation of pricing initiatives and we are performing well operationally, both of which contributed to margin expansion of approximately 100 basis points on a consolidated basis during the quarter.  More specifically, margins expanded by approximately 180 basis points in our European and North American Fenestration segments.  Revenue was impacted by lower-than-expected volumes, primarily in our North American Cabinet Components segment, coupled with inclement weather in the U.S.  Despite softer-than-expected volumes, we benefitted from better pricing year-over-year and our European Fenestration segment realized above market sales growth of 9.3%, excluding foreign exchange impact, and sales in our North American Fenestration segment grew at 2.2% during the quarter, which compares favorably to Ducker’s latest window shipment estimate of negative 2.3% growth for the three months ended June 30, 2019.  Solid free cash flow generation during the third quarter allowed us to pay down $32.5 million in bank debt and buyback approximately $1.6 million in stock.”

Third Quarter 2019 Results Summary

The Company reported the following selected financial results:

	Three Months Ended July 31,
	2019	2018
Net Sales	$238.5	$239.8
Net Income	$11.8	$10.8
Diluted EPS	$0.36	$0.31

Adjusted Net Income	$13.7	$11.6
Adjusted Diluted EPS	$0.41	$0.33
Adjusted EBITDA	$32.8	$30.5

Cash provided by operating activities	$29.9	$26.8
Free Cash Flow	$25.9	$21.0

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

The decrease in net sales during the third quarter of 2019 was primarily attributable to a weaker demand environment, mainly in the North American Cabinet Components segment, and inclement weather in the U.S.  However, the European and North American Fenestration segments continued to generate net sales growth above that of their respective markets, largely due to price increases related to raw material inflation recovery. (See Sales Analysis table for additional information)

The increase in earnings was mostly driven by the successful implementation of pricing initiatives combined with operational efficiency gains.

As of July 31, 2019, Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 2.0x.  Quanex continues to expect to end fiscal 2019 with a leverage ratio between 1.5x and 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  During the three months ended July 31, 2019, Quanex repurchased 93,352 shares of common stock for approximately $1.6 million at an average price of $17.50 per share.  As of July 31, 2019, approximately $21.6 million remained under the existing share repurchase authorization.

Outlook

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “Looking ahead, we expect a strong finish to our fiscal year from a cash flow and earnings perspective, but consolidated revenue is trending below prior expectations.  As such, we now expect consolidated net sales for the full year 2019 to be flat year-over-year.  We continue to convert well and are maintaining the midpoint of our original Adjusted EBITDA* guidance, but are revising the guidance to a more narrow range of $100 million to $105 million.  We intend to stay focused on deleveraging the balance sheet for the remainder of the year while opportunistically repurchasing stock.  In the future, we will be comfortable with a Leverage Ratio of around 1.5x, at which time we will evaluate all options with respect to our capital allocation priorities in an effort to enhance shareholder value.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share on Quanex’s common stock, payable September 30, 2019, to shareholders of record on September 16, 2019.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, September 6, 2019, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 6297156, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 20, 2019.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 6297156.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  The Company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Quanex’s control and/or cannot be reasonably predicted, such as the provision for income taxes.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018 (1)	2019	2018 (1)

Net sales	$238,461	$239,821	$653,472	$645,699
Cost of sales	181,357	185,811	511,292	509,357
Selling, general and administrative	25,718	24,246	77,466	72,217
Restructuring charges	94	243	281	851
Depreciation and amortization	12,182	12,691	37,158	39,274
Asset impairment charges	-	-	29,978	-
Operating income (loss)	19,110	16,830	(2,703)	24,000
Interest expense	(2,570)	(2,641)	(7,614)	(7,584)
Other, net	259	195	461	884
Income (loss) before income taxes	16,799	14,384	(9,856)	17,300
Income tax (expense) benefit	(4,958)	(3,631)	(5,926)	2,536
Net income (loss)	$11,841	$10,753	$(15,782)	$19,836

Income (loss) per common share, basic	$0.36	$0.31	$(0.48)	$0.57
Income (loss) per common share, diluted	$0.36	$0.31	$(0.48)	$0.56

Weighted average common shares outstanding:
Basic	32,899	34,840	32,984	34,766
Diluted	33,162	35,120	32,984	35,125

Cash dividends per share	$0.08	$0.04	$0.24	$0.12

(1) Updated to reflect adoption of ASU 2017-07.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2019	October 31, 2018 (1)
ASSETS
Current assets:
Cash and cash equivalents	$10,651	$29,003
Accounts receivable, net	82,302	84,014
Inventories, net	84,762	70,730
Prepaid and other current assets	8,270	7,296
Total current assets	185,985	191,043
Property, plant and equipment, net	190,447	201,370
Goodwill	186,829	219,627
Intangible assets, net	108,620	121,919
Other assets	8,183	9,255
Total assets	$680,064	$743,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,602	$52,389
Accrued liabilities	30,056	45,968
Income taxes payable	3,101	2,780
Current maturities of long-term debt	871	1,224
Total current liabilities	86,630	102,361
Long-term debt	191,109	209,332
Deferred pension and postretirement benefits	6,580	4,218
Deferred income taxes	19,051	17,510
Other liabilities	15,344	14,571
Total liabilities	318,714	347,992
Stockholders’ equity:
Common stock	374	374
Additional paid-in-capital	254,053	254,678
Retained earnings	219,340	243,904
Accumulated other comprehensive loss	(38,274)	(30,705)
Treasury stock at cost	(74,143)	(73,029)
Total stockholders’ equity	361,350	395,222
Total liabilities and stockholders' equity	$680,064	$743,214

(1) Updated to reflect accounting change to FIFO cost method.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2019	2018
Operating activities:
Net (loss) income	$(15,782)	$19,836
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	37,158	39,274
Stock-based compensation	1,424	1,002
Deferred income tax	1,930	(5,788)
Asset impairment charges	29,978	-
Other, net	1,724	404
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	323	(1,247)
(Increase) decrease in inventory	(14,747)	310
Increase in other current assets	(1,022)	(1,242)
Increase in accounts payable	1,562	1,161
Decrease in accrued liabilities	(15,366)	(7,565)
Increase in income taxes payable	396	231
Increase in deferred pension and postretirement benefits	2,351	2,179
(Decrease) increase in other long-term liabilities	(143)	210
Other, net	250	(312)
Cash provided by operating activities	30,036	48,453
Investing activities:
Capital expenditures	(16,984)	(21,098)
Proceeds from disposition of capital assets	315	260
Cash used for investing activities	(16,669)	(20,838)
Financing activities:
Borrowings under credit facilities	66,500	33,500
Repayments of credit facility borrowings	(84,000)	(62,750)
Repayments of other long-term debt	(1,102)	(1,394)
Common stock dividends paid	(7,990)	(4,202)
Issuance of common stock	2,710	3,767
Payroll tax paid to settle shares forfeited upon vesting of stock	(330)	(960)
Purchase of treasury stock	(6,336)	-
Cash used for financing activities	(30,548)	(32,039)
Effect of exchange rate changes on cash and cash equivalents	(1,171)	(631)
Decrease in cash and cash equivalents	(18,352)	(5,055)
Cash and cash equivalents at beginning of period	29,003	17,455
Cash and cash equivalents at end of period	$10,651	$12,400

QUANEX BUILDING PRODUCTS CORPORATION
Free Cash Flow Reconciliation
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure.  The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Cash provided by operating activities	$29,893	$26,838	$30,036	$48,453
Capital expenditures	(3,962)	(5,885)	(16,984)	(21,098)
Free Cash Flow	$25,931	$20,953	$13,052	$27,355

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	July 31, 2019			July 31, 2018			July 31, 2019			July 31, 2018
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income (loss) as reported	$11,841	$0.36		$10,753	$0.31		$(15,782)	$(0.48)		$19,836	$0.56
Reconciling items from below	1,809	0.05		828	0.02		33,595	1.02		(4,727)	(0.13)
Adjusted net income and adjusted EPS	$13,650	$0.41		$11,581	$0.33		$17,813	$0.54		$15,109	$0.43

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2019			Three Months Ended July 31, 2018			Nine Months Ended July 31, 2019			Nine Months Ended July 31, 2018
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$11,841			$10,753			$(15,782)			$19,836
Income tax expense (benefit)	4,958			3,631			5,926			(2,536)
Other, net	(259)			(195)			(461)			(884)
Interest expense	2,570			2,641			7,614			7,584
Depreciation and amortization	12,182			12,691			37,158			39,274
EBITDA	31,292			29,521			34,455			63,274
Reconciling items from below	1,495			1,027			33,777			1,649
Adjusted EBITDA	$32,787			$30,548			$68,232			$64,923

Reconciling Items	Three Months Ended July 31, 2019			Three Months Ended July 31, 2018			Nine Months Ended July 31, 2019			Nine Months Ended July 31, 2018
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$238,461	$-		$239,821	$-		$653,472	$-		$645,699	$-
Cost of sales	181,357	-		185,811	-		511,292	-		509,357	-
Selling, general and administrative	25,718	(1,401)	(1)	24,246	(784)	(1)	77,466	(3,518)	(1)	72,217	(798)	(1)
Restructuring charges	94	(94)	(2)	243	(243)	(2)	281	(281)	(2)	851	(851)	(2)
Asset impairment charges	-	-		-	-		29,978	(29,978)	(3)	-	-
EBITDA	31,292	1,495		29,521	1,027		34,455	33,777		63,274	1,649
Depreciation and amortization	12,182	-		12,691	-		37,158	-		39,274	(852)	(4)
Operating income (loss)	19,110	1,495		16,830	1,027		(2,703)	33,777		24,000	2,501
Interest expense	(2,570)	-		(2,641)	-		(7,614)	-		(7,584)	-
Other, net	259	(112)	(5)	195	79	(5)	461	(67)	(5)	884	(88)	(5)
Income (loss) before income taxes	16,799	1,383		14,384	1,106		(9,856)	33,710		17,300	2,413
Income tax (expense) benefit	(4,958)	426	(6)	(3,631)	(278)	(6)	(5,926)	(115)	(6)	2,536	(7,140)	(6
Net income (loss)	$11,841	$1,809		$10,753	$828		$(15,782)	$33,595		$19,836	$(4,727)

Diluted (loss) earnings per share	$0.36			$0.31			$(0.48)			$0.56

(1) Transaction and advisory fees, $1.2 million of executive severance charges in the three and nine months ended July 31, 2019, and in the nine months ended July 31, 2019, $1.2 million of severance related to a reorganization.
(2) Restructuring charges relate to the closure of several manufacturing plant facilities.
(3) Asset impairment charges relate to a goodwill impairment in the North American Cabinet Components segment.
(4) Accelerated depreciation for plant re-layout in the North American Cabinet Components segment.
(5) Foreign currency transaction (gains) losses.
(6) Impact on a with and without basis. Three and nine months ended July 31, 2019 include $0.8 million and $0.6 million of tax expense adjustment, respectively, and nine months ended July 31, 2018 includes $6.5 million of tax benefit adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Fenestration (1)	EU Fenestration (1)	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2019
Net sales	$136,259	$44,326	$58,689	$(813)	$238,461
Cost of sales	101,693	30,708	49,389	(433)	181,357
Selling, general and administrative	11,950	6,038	4,484	3,246	25,718
Restructuring charges	94	-	-	-	94
Depreciation and amortization	6,578	2,213	3,258	133	12,182
Operating income (loss)	15,944	5,367	1,558	(3,759)	19,110
Depreciation and amortization	6,578	2,213	3,258	133	12,182
EBITDA	22,522	7,580	4,816	(3,626)	31,292
Transaction and advisory fees	-	-	-	250	250
Severance charges	-	-	-	1,151	1,151
Restructuring charges	94	-	-	-	94
Adjusted EBITDA	$22,616	$7,580	$4,816	$(2,225)	$32,787
Adjusted EBITDA Margin %	16.6%	17.1%	8.2%		13.7%

Three months ended July 31, 2018 (2)
Net sales	$133,397	$42,661	$65,114	$(1,351)	$239,821
Cost of sales	101,179	30,840	54,776	(984)	185,811
Selling, general and administrative (3)	12,525	5,292	3,280	3,149	24,246
Restructuring charges	240	-	3	-	243
Depreciation and amortization	6,741	2,352	3,432	166	12,691
Operating income (loss)	12,712	4,177	3,623	(3,682)	16,830
Depreciation and amortization	6,741	2,352	3,432	166	12,691
EBITDA	19,453	6,529	7,055	(3,516)	29,521
Transaction and advisory fees	-	-	-	784	784
Restructuring charges	240	-	3	-	243
Adjusted EBITDA	$19,693	$6,529	$7,058	$(2,732)	$30,548
Adjusted EBITDA Margin %	14.8%	15.3%	10.8%		12.7%

Nine months ended July 31, 2019
Net sales	$360,654	$121,203	$175,377	$(3,762)	$653,472
Cost of sales	278,877	84,139	150,944	(2,668)	511,292
Selling, general and administrative	37,240	17,444	13,914	8,868	77,466
Restructuring charges	281	-	-	-	281
Depreciation and amortization	20,208	6,669	9,902	379	37,158
Asset impairment charges	-	-	29,978	-	29,978
Operating income (loss)	24,048	12,951	(29,361)	(10,341)	(2,703)
Depreciation and amortization	20,208	6,669	9,902	379	37,158
EBITDA	44,256	19,620	(19,459)	(9,962)	34,455
Asset impairment charges	-	-	29,978	-	29,978
Transaction and advisory fees	-	-	-	1,217	1,217
Severance charges	-	-	-	2,301	2,301
Restructuring charges	281	-	-	-	281
Adjusted EBITDA	$44,537	$19,620	$10,519	$(6,444)	$68,232
Adjusted EBITDA Margin %	12.3%	16.2%	6.0%		10.4%

Nine months ended July 31, 2018 (2)
Net sales	$350,280	$115,481	$183,705	$(3,767)	$645,699
Cost of sales	269,660	83,261	159,128	(2,692)	509,357
Selling, general and administrative (3)	39,371	16,798	12,368	3,680	72,217
Restructuring charges	728	-	123	-	851
Depreciation and amortization	20,561	7,328	10,957	428	39,274
Operating income (loss)	19,960	8,094	1,129	(5,183)	24,000
Depreciation and amortization	20,561	7,328	10,957	428	39,274
EBITDA	40,521	15,422	12,086	(4,755)	63,274
Transaction related costs	-	-	-	798	798
Restructuring charges	728	-	123	-	851
Adjusted EBITDA	$41,249	$15,422	$12,209	$(3,957)	$64,923
Adjusted EBITDA Margin %	11.8%	13.4%	6.6%		10.1%

(1) NA Fenestration and EU Fenestration were previously named "NA Engineered Components" and "EU Engineered Components," respectively.
(2) Updated to reflect the adoption of ASU 2017-07.
(3) Updated to reflect a reduction in corporate allocations of $1.2 million and $2.1 million during the three and nine months ended July 31, 2018 due to a change in allocation methodology during the fourth quarter of 2018.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2019	July 31, 2018	July 31, 2019	July 31, 2018

NA Fenestration:
United States - fenestration	$119,481	$112,914	$312,509	$297,700
International - fenestration	7,172	11,851	23,474	27,758
United States - non-fenestration	3,982	4,675	12,290	13,518
International - non-fenestration	5,624	3,957	12,381	11,304
	$136,259	$133,397	$360,654	$350,280
EU Fenestration (1):
International - fenestration	$36,342	$34,881	$102,038	$97,597
International - non-fenestration	7,984	7,780	19,165	17,884
	$44,326	$42,661	$121,203	$115,481
NA Cabinet Components:
United States - fenestration	$3,561	$3,650	$9,909	$10,500
United States - non-fenestration	54,512	60,843	163,694	171,547
International - non-fenestration	616	621	1,774	1,658
	$58,689	$65,114	$175,377	$183,705
Unallocated Corporate & Other:
Eliminations	$(813)	$(1,351)	$(3,762)	$(3,767)
	$(813)	$(1,351)	$(3,762)	$(3,767)

Net Sales	$238,461	$239,821	$653,472	$645,699

(1) Reflects reductions of $2.1 million and $6.5 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2019.